UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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The India Fund, Inc.

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FOR IMMEDIATE RELEASE For More Information Contact: Aberdeen Asset Management Inc. Investor Relations 866-839-5205 InvestorRelations@aberdeen-asset.com

THE INDIA FUND, INC. ANNOUNCES MEETING AND RECORD DATE FOR SPECIAL MEETING OF STOCKHOLDERS TO CONSIDER ELIMINATION OF THE INTERVAL FUND STRUCTURE AS A FUNDAMENTAL POLICY OF THE FUND, CONDITIONAL TENDER OFFER AND TARGETED DISCOUNT POLICY

(Philadelphia, November 18, 2013) – The India Fund, Inc. (the “Fund”) (NYSE: IFN), a closed-end equity fund, announced today that its Board of Directors (the “Board”) approved the elimination of its interval fund structure, subject to stockholder approval. The Fund also announced that a special meeting of stockholders (“Special Meeting”) will be held on February 3, 2014, to consider the elimination of the interval fund structure, a fundamental policy of the Fund (“Policy”) pursuant to Section 23c-3 of the Investment Company Act of 1940, as amended. The Board recommends that stockholders approve the elimination of the interval structure. The Fund has set December 6, 2013 as a record date for determining stockholders entitled to vote at the Special Meeting.

The Fund has an investment objective of long-term capital appreciation which it seeks to achieve by investing primarily in the equity securities of Indian companies. In addition to the performance of the Fund’s net asset value (“NAV”) consistent with its stated objective, the Fund has sought to narrow the discount to NAV at which Fund shares traded on the New York Stock Exchange. At a special meeting of stockholders on April 30, 2003, stockholders approved a proposal converting the Fund to an “interval structure,” pursuant to which the Fund would make semi-annual offers to repurchase its outstanding shares.

The Board believes that eliminating the Policy, which requires share repurchases to be made irrespective of the Fund’s discount to NAV or prevailing market conditions, will allow the Board greater opportunity and flexibility when evaluating and pursuing other measures to address the discount.

The purpose of this statement is to assure Fund stockholders that the proposed elimination of the Policy is not abandonment by the Fund or the Board of efforts to reduce the stock price discount. The Board intends to direct the Fund to take the following actions as part of a comprehensive strategy to reduce the stock price discount:

Conditional Tender Offer
The Board intends to authorize a cash tender offer to acquire up to 15% of the Fund’s outstanding shares at a price of 98% of the Fund’s NAV, conditional upon and following stockholder approval of the elimination of the Policy. Additional information will be provided in proxy materials to be filed with the SEC and mailed to each stockholder entitled to vote at the Special Meeting.

Targeted Discount Policy and Open-Market Repurchases

The Board also announces the extension of a targeted discount policy to seek to manage the Fund’s discount, which would become effective if stockholders approve the elimination of the Policy. Under the targeted discount policy, the Fund intends to buy back shares of common stock in the open market at times when the Fund’s shares trade at a discount of 10% or more to NAV.

The targeted discount of a 10% volume-weighted average would be reviewed after a two-year period from the completion date of the conditional tender. If the 10% volume-weighted average discount is not attained over the two-year period, the Board may consider other corporate actions.

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Important Information

In connection with the proposal to eliminate the interval fund structure as a fundamental policy of the Fund, the Fund intends to file a proxy statement with the Securities and Exchange Commission (“SEC”). STOCKHOLDERS OF THE FUND SHOULD READ THE PROXY WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. When filed with the SEC, the proxy statement and other documents filed by the Fund will be available free of charge at the SEC’s website, http://www.sec.gov. Stockholders can also obtain copies of these documents, when available, free of charge, by contacting Aberdeen Asset Management, Inc., 1735 Market Street, 32nd Floor, Philadelphia, PA 19103, by calling 1-866-839-5205 toll-free or on the Internet at www.aberdeenifn.com.

Tender offers will be made, and the stockholders of the Fund will be notified, in accordance with the Securities Exchange Act of 1934, as amended, the Investment Company Act of 1940, as amended, and other applicable rules and regulations. The tender offer described in this announcement has not yet commenced. This announcement is not an offer to purchase or a solicitation of an offer to buy shares of the Fund. The tender offer will be made only by an Offer to Purchase and the related Letter of Transmittal. As soon as the tender offer commences, the Fund will file a tender offer statement with the SEC. STOCKHOLDERS OF THE FUND SHOULD READ THESE DOCUMENTS BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Documents filed with the SEC are available to investors for free at the SEC’s website (http://www.sec.gov). Stockholders can also obtain copies of these documents, when available, free of charge, by contacting Aberdeen Asset Management, Inc., 1735 Market Street, 32nd Floor, Philadelphia, PA 19103, by calling 1-866-839-5205 toll-free or on the Internet at www.aberdeenifn.com.

Closed-end funds have a one-time initial public offering and then are subsequently traded on the secondary market through one of the stock exchanges. The investment return and principal value will fluctuate so that an investor’s shares may be worth more or less than the original cost. Shares of closed-end funds may trade above (a premium) or below (a discount) the NAV of the fund’s portfolio. There is no assurance that a fund will achieve its investment objective. Past performance does not guarantee future results.

This press release may contain statements regarding plans and expectations for the future that constitute forward-looking statements within the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking and can be identified by the use of words such as “may,” “will,” “expect,” “anticipate,” “estimate,” “believe,” “continue” or other similar words. Such forward-looking statements are based on the Fund’s current plans and expectations, and are subject to risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Additional information concerning such risks and uncertainties are contained in the Fund’s filings with the SEC.

If you wish to receive this information electronically, please contact: InvestorRelations@aberdeen-asset.com

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